UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019
SONOCO PRODUCTS COMPANY
Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On February 13, 2019, Harris E. DeLoach, Jr., age 74, Executive Chairman of the Board of Directors of Sonoco Products Company, advised the Board of Directors that he would not stand for re-election to the Board and would retire from the Board when his term expires at the Annual Meeting of Shareholders on April 17, 2019. Mr. DeLoach is a member of the Board's Executive Committee.

Section 8 – Other Events

Item 8.01	Other Events.

For additional information regarding the foregoing, please see the Registrant’s news release announcing the retirement of Harris E. DeLoach, Jr., Executive Chairman of the Board of Directors of Sonoco Products Company, effective April 17, 2019, and naming current Board member John R. Haley as Chairman-elect.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Index

99
Registrant's news release dated February 13, 2019, announcing the retirement of Harris E. DeLoach, Jr., Executive Chairman of the Board of Directors of Sonoco Products Company, from the Board effective April 17, 2019, and naming current Board member John R. Haley as Chairman-elect.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: February 14, 2019	By:	/s/ Barry L. Saunders
Barry L. Saunders Senior Vice President and Chief Financial Officer